Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 12, 2018, with respect to our audits of the consolidated financial statements of Integrated BioPharma, Inc. as of June 30, 2018 and 2017 and for each of the years in the two year period ended June 30, 2018.

/s/ Friedman LLP

East Hanover, New Jersey

December 28, 2018